Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MONSTERDAATA.COM., INC.

      MonsterDaata.com, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

      1. The name of the corporation is MonsterDaata.com, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 22, 1985, under the name of "Trans West, Inc." The name was then changed to "D-Vine, Ltd." pursuant to a Certificate of Amendment to the Certificate of Incorporation, filed on February 13, 1996, and was again changed to "MonsterDaata.com, Inc." pursuant to a Certificate of Amendment to the Certificate of Incorporation, filed on April 5, 1999.

      2. This Amended and Restated Certificate of Incorporation restates and integrates previous filings into a single document, and amends certain restated articles of the Certificate of Incorporation to read as set forth herein.

      3. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                    ARTICLE I

NAME

      The name of the corporation is MonsterDaata.com, Inc. (hereinafter, the "Corporation").

                                   ARTICLE II

DURATION

      The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

PURPOSES

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

CAPITALIZATION

            (a) The Corporation shall have the authority to issue 60,000,000 shares of which 50,000,000 shares shall be common stock having a $0.01 par value each (the "Common Stock"), and 10,000,000 shares shall be preferred stock having a $0.01 par value each (the "Preferred Stock").

            (b) Each 150 shares of Common Stock outstanding on February 20, 1996, shall be deemed on and after such date to be one share of Common Stock of the Corporation, par value $0.01 per share. Additionally, each share of Common Stock outstanding on March 26, 1999, shall be reclassified as, and become, one one-thousandth (1/1000) of a share of Common Stock of the Corporation and the number of shares of Common Stock of the Corporation represented by each stock certificate representing Common Stock of the Corporation outstanding on March 26, 1999 shall be proportionally adjusted by dividing such number by one thousand (1000). No fractional shares will be issued pursuant to this reclassification and in lieu of fractional shares, registered holders will be entitled to receive the appropriate number of shares they are entitled to, rounded up for any fractional share to the next whole share of Common Stock. Notwithstanding the foregoing, the authorized capital of the Corporation shall remain as 60,000,000 shares, of which 50,000,000 shares shall be common stock having a $0.01 par value each, and 10,000,000 shares shall be preferred stock having a $0.01 par value each.

                                    ARTICLE V

CLASSES OF STOCK

      A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

            (a) Preferred Stock. Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (iv) of Paragraph (c) of this Article V, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing the following:

                  (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except at otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;


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

                  (ii) The rate and time at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

                  (iii) The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange;

                  (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash or other property and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                  (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

                  (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include
(A) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board may determine.

            (b) Common Stock. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

                  (i) After the requirements with respect to preferential dividends of Preferred Stock (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of fund as sinking funds or redemption or purchase accounts (fixed in accordance with provisions of Paragraph (a) of this Article V) and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph (a) of this Article V, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series.


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

                  (ii) After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each without distinction as to series.

                  (iii) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Paragraph (a) of this
Article V, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or chance the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock;

            (c) Other Provisions.

                  (i) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the board of directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph (a) of this Article V, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the board of directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the board of directors as senior to, or on a parity with the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the board of directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                  (ii) Subject to the provisions of subparagraph (i) of this Paragraph, shares of any series of Preferred Stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

                  (iii) Shares of the Common Stock or any series thereof may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

                  (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other rights or purchased shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to


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

purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations, whether such holders or others and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                   ARTICLE VI

BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

                                   ARTICLE VII

MEETINGS AND RECORDS

      Meetings of stockholders may be held within or without the state of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

PROTECTION FOR OFFICERS AND DIRECTORS

            (a) Except as otherwise provided by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

            (b) The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the board of directors of the Corporation, may serve, or at any time have served as directors or officers of another Corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily incurred by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former director or officer shall be adjudged in any action, suit, or proceeding to be liable for his own willful misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.


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

            (c) Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

OFFICERS' AND DIRECTORS' CONTRACTS

      No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation, or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                                    ARTICLE X

REGISTERED OFFICE AND AGENT

      The address of the Corporation's registered office in the state of Delaware and the name of its registered agent at such address is as follows:
Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

                                   ARTICLE XI

AMENDMENT

      The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      4. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 245, 242, and 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.


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

      IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of MonsterDaata.com, Inc., executes, signs and acknowledges this Amended and Restated Certificate of Incorporation on this 19th day of July, 1999, and affirms the statements contained herein as true under penalty of perjury.

                                          MONSTERDAATA.COM, INC.


                                          /s/ Mitchell Deutsch
                                          ------------------------------------
                                          Name: Mitchell Deutsch
                                          Title: President and Chief Executive
                                                 Officer

ATTEST:


By:   /s/ James Garfkinel
      -------------------------------
      Name: James Garfinkel
      Title: Vice-President, Secretary and Treasurer


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